CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2013 with respect to the financial statements of Alcobra Ltd. which appears in the Registration Statement on Form F-1 and related Prospectus of Alcobra Ltd., dated January 14, 2013.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
January 14, 2013	A member of Ernst & Young Global